                                                                   Exhibit 4(a)






                                EDO CORPORATION,

                                    AS ISSUER

                                ----------------

                                 HSBC BANK USA,

                                   AS TRUSTEE

                                ----------------

                                  $137,800,000

                  5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                ----------------

                                    INDENTURE

                            DATED AS OF APRIL 2, 2002

                                TABLE OF CONTENTS

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                                                                                                                     PAGE
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
ARTICLE 1

         DEFINITIONS.............................................................................................      1

         SECTION 1.1           Definitions.......................................................................      1
         SECTION 1.2           Other Definitions.................................................................      8
         SECTION 1.3           Incorporation by Reference of Trust Indenture Act.................................      8
         SECTION 1.4           Rules of Construction.............................................................      9

ARTICLE 2

         THE NOTES...............................................................................................      9

         SECTION 2.1           Form and Dating...................................................................      9
         SECTION 2.2           Execution and Authentication......................................................     10
         SECTION 2.3           Registrar, Paying Agent and Conversion Agent......................................     11
         SECTION 2.4           Paying Agent To Hold Money in Trust...............................................     11
         SECTION 2.5           Holder Lists......................................................................     12
         SECTION 2.6           Transfer and Exchange.............................................................     12
         SECTION 2.7           Replacement Notes.................................................................     14
         SECTION 2.8           Outstanding Notes.................................................................     14
         SECTION 2.9           When Notes Owned by the Company or an Affiliate are Disregarded...................     15
         SECTION 2.10          Temporary Notes...................................................................     15
         SECTION 2.11          Cancellation......................................................................     16
         SECTION 2.12          Defaulted Interest................................................................     16
         SECTION 2.13          CUSIP Number......................................................................     16
         SECTION 2.14          Regulation S......................................................................     16

ARTICLE 3

         REDEMPTION..............................................................................................     17

         SECTION 3.1           Optional Redemption...............................................................     17
         SECTION 3.2           Notices to Trustee................................................................     17
         SECTION 3.3           Selection of Notes To Be Redeemed.................................................     17
         SECTION 3.4           Notice of Redemption..............................................................     18
         SECTION 3.5           Effect of Notice of Redemption....................................................     19
         SECTION 3.6           Deposit of Redemption Price.......................................................     19
         SECTION 3.7           Notes Redeemed in Part............................................................     19

         SECTION 3.8           Conversion Arrangement on Call for Redemption.....................................     19

ARTICLE 4

         COVENANTS...............................................................................................     20

         SECTION 4.1           Payment of Notes..................................................................     20
         SECTION 4.2           Rule 144A Information; Periodic Reports to the Trustee............................     20
         SECTION 4.3           Compliance Certificate............................................................     21
         SECTION 4.4           Maintenance of Office or Agency...................................................     21
         SECTION 4.5           Continued Existence...............................................................     21
         SECTION 4.6           Repurchase Upon Fundamental Change................................................     22
         SECTION 4.7           Appointments to Fill Vacancies in Trustee's Office................................     24
         SECTION 4.8           Stay, Extension and Usury Laws....................................................     24
         SECTION 4.9           Taxes.............................................................................     25
         SECTION 4.10          Investment Company Act............................................................     25

ARTICLE 5

         SUCCESSORS..............................................................................................     25

         SECTION 5.1           When the Company May Merge, Etc...................................................     25
         SECTION 5.2           Successor Corporation Substituted.................................................     26
         SECTION 5.3           Purchase Option on Fundamental Change.............................................     26

ARTICLE 6

         DEFAULTS AND REMEDIES...................................................................................     26

         SECTION 6.1           Events of Default.................................................................     26
         SECTION 6.2           Acceleration......................................................................     28
         SECTION 6.3           Other Remedies....................................................................     29
         SECTION 6.4           Waiver of Past Defaults...........................................................     29
         SECTION 6.5           Control by Majority...............................................................     29
         SECTION 6.6           Limitation on Suits...............................................................     30
         SECTION 6.7           Rights of Holders To Receive Payment..............................................     30
         SECTION 6.8           Collection Suit by Trustee........................................................     30
         SECTION 6.9           Trustee May File Proofs of Claim..................................................     31
         SECTION 6.10          Priorities........................................................................     31
         SECTION 6.11          Undertaking for Costs.............................................................     32

ARTICLE 7

         THE TRUSTEE.............................................................................................     32

         SECTION 7.1           Duties of the Trustee.............................................................     32
         SECTION 7.2           Rights of the Trustee.............................................................     33

         SECTION 7.3           Individual Rights of the Trustee..................................................     34
         SECTION 7.4           Trustee's Disclaimer..............................................................     35
         SECTION 7.5           Notice of Defaults................................................................     35
         SECTION 7.6           Reports by the Trustee to Holders.................................................     35
         SECTION 7.7           Compensation and Indemnity........................................................     35
         SECTION 7.8           Replacement of the Trustee........................................................     36
         SECTION 7.9           Successor Trustee by Merger, etc..................................................     37
         SECTION 7.10          Eligibility, Disqualification.....................................................     37
         SECTION 7.11          Preferential Collection of Claims Against Company.................................     37

ARTICLE 8

         SATISFACTION AND DISCHARGE OF INDENTURE.................................................................     38

         SECTION 8.1           Discharge of Indenture............................................................     38
         SECTION 8.2           Deposited Monies to be Held in Trust by Trustee...................................     38
         SECTION 8.3           Paying Agent to Repay Monies Held.................................................     38
         SECTION 8.4           Return of Unclaimed Monies........................................................     39
         SECTION 8.5           Reinstatement.....................................................................     39

ARTICLE 9

         AMENDMENTS..............................................................................................     39

         SECTION 9.1           Without the Consent of Holders....................................................     39
         SECTION 9.2           With the Consent of Holders.......................................................     40
         SECTION 9.3           Compliance with the Trust Indenture Act...........................................     41
         SECTION 9.4           Revocation and Effect of Consents.................................................     41
         SECTION 9.5           Notation on or Exchange of Notes..................................................     42
         SECTION 9.6           Trustee Protected.................................................................     42

ARTICLE 10

         GENERAL PROVISIONS......................................................................................     42

         SECTION 10.1          Trust Indenture Act Controls......................................................     42
         SECTION 10.2          Notices...........................................................................     42
         SECTION 10.3          Communication by Holders With Other Holders.......................................     43
         SECTION 10.4          Certificate and Opinion as to Conditions Precedent................................     43
         SECTION 10.5          Statements Required in Certificate or Opinion.....................................     43
         SECTION 10.6          Rules by Trustee and Agents.......................................................     44
         SECTION 10.7          Legal Holidays....................................................................     44
         SECTION 10.8          No Recourse Against Others........................................................     45
         SECTION 10.9          Counterparts......................................................................     45
         SECTION 10.10         Other Provisions..................................................................     45
         SECTION 10.11         Governing Law.....................................................................     46
         SECTION 10.12         No Adverse Interpretation of Other Agreements.....................................     46

         SECTION 10.13         Successors........................................................................     46
         SECTION 10.14         Severability......................................................................     46
         SECTION 10.15         Table of Contents, Headings, etc..................................................     46

ARTICLE 11

         SUBORDINATION...........................................................................................     46

         SECTION 11.1          Agreement to Subordinate..........................................................     46
         SECTION 11.2          Liquidation; Dissolution; Bankruptcy..............................................     46
         SECTION 11.3          Default on Senior Debt and/or Designated Senior Debt..............................     47
         SECTION 11.4          Acceleration of Notes.............................................................     48
         SECTION 11.5          When Distribution Must Be Paid Over...............................................     48
         SECTION 11.6          Notice by Company.................................................................     48
         SECTION 11.7          Subrogation.......................................................................     49
         SECTION 11.8          Relative Rights...................................................................     49
         SECTION 11.9          Subordination May Not Be Impaired by Company......................................     49
         SECTION 11.10         Distribution or Notice to Representative..........................................     49
         SECTION 11.11         Rights of Trustee and Paying Agent................................................     50
         SECTION 11.12         Authorization to Effect Subordination.............................................     50
         SECTION 11.13         Article Applicable to Paying Agents...............................................     50
         SECTION 11.14         Senior Debt Entitled to Rely......................................................     50
         SECTION 11.15         Permitted Payments................................................................     51

ARTICLE 12

         CONVERSION OF NOTES.....................................................................................     51

         SECTION 12.1          Right to Convert..................................................................     51
         SECTION 12.2          Exercise of Conversion Privilege; Issuance of Common Shares on
                               Conversion; No Adjustment for Interest or Dividends...............................     52
         SECTION 12.3          Cash Payments in Lieu of Fractional Shares........................................     53
         SECTION 12.4          Conversion Price..................................................................     54
         SECTION 12.5          Adjustment of Conversion Price....................................................     54
         SECTION 12.6          Effect of Reclassification, Consolidation, Merger or Sale.........................     61
         SECTION 12.7          Taxes on Shares Issued............................................................     62
         SECTION 12.8          Reservation of Shares; Shares to Be Fully Paid; Listing of Common Shares..........     63
         SECTION 12.9          Responsibility of Trustee.........................................................     63
         SECTION 12.10         Notice to Holders Prior to Certain Actions........................................     64
         SECTION 12.11         Restriction on Common Shares Issuable Upon Conversion.............................     65

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                                                      INDENTURE
   ACT SECTION                                                                                        SECTION
   -----------                                                                                        -------
310(a)(1)...............................................................................                 7.10
        (a)(2)..........................................................................                 7.11
        (a)(3)..........................................................................                  n/a
        (a)(4)..........................................................................                  n/a
        (a)(5)..........................................................................                  n/a
        (b).............................................................................      7.8, 7.10, 10.2
        (c).............................................................................                  n/a

311(a)..................................................................................                 7.11
        (b).............................................................................                 7.11
        (c).............................................................................                  n/a
312(a)..................................................................................                  2.5
        (b).............................................................................                 10.3
        (c).............................................................................                 10.3

313(a)..................................................................................                  7.6
        (b)(1)..........................................................................                  n/a
        (b)(2)..........................................................................                  7.6
        (c).............................................................................            7.6, 10.2
        (d).............................................................................                  7.6

314(a)..................................................................................            4.2, 10.2
        (b).............................................................................                  n/a
        (c)(1)..........................................................................                 10.4
        (c)(2)..........................................................................                 10.4
        (c)(3)..........................................................................                  n/a
        (d).............................................................................                  n/a
        (e).............................................................................                 10.5
        (f).............................................................................                  n/a

315(a)..................................................................................               7.1(b)
        (b).............................................................................            7.5, 10.2
        (c).............................................................................               7.1(a)
        (d).............................................................................               7.1(c)
        (e).............................................................................                 6.11

316(a)(last sentence)...................................................................                  2.9
        (a)(1)(A).......................................................................                  6.5
        (a)(1)(B).......................................................................                  6.4
        (a)(2)..........................................................................                  n/a
        (b).............................................................................                  6.2
        (c).............................................................................                  9.4

317(a)(1)...............................................................................                  6.8
        (a)(2)..........................................................................                  6.9
        (b).............................................................................                  2.4

318(a)..................................................................................                 10.1
        (b).............................................................................                  n/a
        (c).............................................................................                 10.1


------------------

"n/a" means not applicable.

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         THIS INDENTURE, dated as of April 2, 2002, is by and among EDO Corporation, a New York corporation (the "Company"), and HSBC Bank USA, a New York banking corporation, as trustee (the "Trustee"). The Company has duly authorized the creation of its 5.25% Convertible Subordinated Notes due 2007 (the "Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Notes:

                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.1       Definitions.

         "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of one or more of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company, (b) the Company consolidates with or merges into any other corporation, any other corporation consolidates with or merges into the Company, or the Company effects a share exchange, and, in the case of any such transaction, the outstanding Common Shares of the Company are reclassified into, exchanged for or converted into the right to receive any other property or security, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or (c) the Company or the Company and its subsidiaries, taken as a whole, sells, conveys, transfers or leases its properties and assets substantially as an entirety to any person (other than to one or more wholly-owned subsidiaries of the Company); provided, that a Change of Control under (a), (b) and (c) above shall not be deemed to have occurred if either (x) at least 95% of the aggregate fair market value (as determined by the Company's Board of Directors) of the property and securities received by holders of the Common Shares (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of voting common stock of the surviving person (or its parent) that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States, and the Notes become convertible into such consideration, or (y) the Daily Market Price per Common Share for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (a) above) or the period of 10 consecutive trading days ending immediately before the Change of Control (in the case of a Change of Control under clause (b) or (c) above) shall equal or exceed 105% of the Conversion Price in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any subsidiary.

         "Conversion Price" shall have the meaning set forth in Section 12.4 hereof.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 452 Fifth Avenue, New York, New York 10018.

         "Credit Facility" means the Credit Agreement dated as of August 24, 2000 by and among the Company, AIL Systems, Inc., jointly and severally, the lenders which, from time to time, are parties thereto, Citibank, N.A., as Administrative Agent for the Lenders and Mellon Bank, N.A., as Documentation Agent, as amended, with all the loan documents and instruments thereunder (including without limitation, any guarantee or pledge agreements and security documents), in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all obligations with respect thereto, in adding subsidiaries of the Company as guarantors thereunder and in receiving or releasing collateral therefor), all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "Daily Market Price" means the price of a Common Share on the relevant date, determined on the basis of the last reported sale price regular way of the Common Shares as quoted on the New York Stock Exchange, or if the Common Shares are not then quoted on the New York Stock Exchange, as reported on the principal national securities exchange upon which the Common Shares are listed.

         "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

         "Designated Senior Debt" means the Credit Facility, and any obligations of the Company under any particular Senior Debt in respect of which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be Designated Senior Debt for purposes of the Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt. The Company shall not, as long as any Indebtedness remains outstanding under the Credit Facility, create any other Indebtedness which provides that it is Designated Senior Debt without the prior written consent of the Designated Senior Lender.

         "Designated Senior Lender" means Citibank, N.A. as administrative agent under the Credit Facility and any successor administrative agent under the Credit Facility.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fundamental Change" means the occurrence of a Change of Control or a Termination of Trading.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Global Security" means a Note that is registered in the Register.

         "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means Salomon Smith Barney Inc., SG Cowen Securities Corporation, and Robertson Stephens, Inc.

         "Interest Payment Date" means April 15 and October 15 of each year.

         "Issue Date" means the date on which Notes are first issued and authenticated under this Indenture.

         "Liquidated Damages" has the meaning specified in Paragraph 15 of the form of Note which is attached as Exhibit A hereto.

         "Material Subsidiary" means any subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Maturity Date" means April 15, 2007.

         "Notes" means the 5.25% Convertible Subordinated Notes due 2007 issued, authenticated and delivered under this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the offering memorandum dated March 27, 2002, relating to the Notes, including all amendments thereto.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company, as the case may be.

         "Officers' Certificate" means a certificate signed by any two of the following Officers of the Company: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller or the Secretary, and delivered to the Trustee. One of the officers giving an Officers' Certificate given pursuant to Section
4.3 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture, and shall be reasonably acceptable to the Trustee.

         A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Redemption Date" when used with respect to any of the Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to
Article 3 of this Indenture and the Notes.

         "Redemption Price" when used with respect to any of the Notes to be redeemed, means the price fixed for such redemption pursuant to Article 3 of this Indenture and the Notes.

         "Registration Agreement" means the Registration Rights Agreement relating to the Notes and Common Shares issuable upon conversion of such Notes dated as of April 2, 2002, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regular Record Date" means the April 1 or October 1 immediately preceding each Interest Payment Date.

         "Representative" means (a) with respect to the Credit Facility, the Designated Senior Lender, (b) the indenture trustee or other trustee, agent or representative for any Senior Debt or (c) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

         "Restricted Common Share Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

         "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Sale Price" of the Common Shares on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, appropriately adjusted to take into account the occurrence after the applicable Conversion Date of an event that would result in an adjustment of the Conversion Price.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Debt" means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (a) Indebtedness evidenced by the Notes, (b) any liability for federal, state, local or other taxes owed or owing by the Company, (c) Indebtedness of the Company to any subsidiary of the Company except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (d) trade payables of the Company for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute trade payables, any obligations of the type described in clause (ii) of the definition of Indebtedness) and (e) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

         A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

         "Termination of Trading" will be deemed to have occurred if the Common Shares (or other common shares into which the Notes are then convertible) are neither listed for trading on the New York Stock Exchange nor approved for trading on the Nasdaq National Market.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.3 and 12.6.

         "Trading Day" shall mean a day during which trading in the Common Shares generally occurs on the New York Stock Exchange or, if the Common Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the National Association of Notes Dealers Automated Quotation System or, if the Common Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Shares are then traded.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means an officer in the Corporate Trust Office of the Trustee and having direct responsibility for the administration of this Indenture.

         "U.S. Government Obligations" means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.2       Other Definitions.

                                                                                    Defined in Section
                                                                                    ------------------
                  "Bankruptcy Law"                                                            6.1
                  "business day"                                                             10.7
                  "closing price"                                                            12.5
                  "Conversion Agent"                                                          2.3
                  "Conversion Date                                                           12.2
                  "Current Market Price"                                                     12.5
                  "Custodian"                                                                 6.1
                  "Fundamental Change Date"                                                   4.6
                  "Fundamental Change Offer"                                                  4.6
                  "Fundamental Change Payment"                                                4.6
                  "Fundamental Change Payment Date"                                           4.6
                  "Event of Default"                                                          6.1
                  "Expiration Time"                                                          12.5
                  "fair market value"                                                        12.5
                  "Legal Holiday"                                                            10.7
                  "non-electing share"                                                       12.5
                  "Paying Agent"                                                              2.3
                  "Purchased Shares"                                                         12.5
                  "Record Date"                                                              12.5
                  "Registrar"                                                                 2.3
                  "Register"                                                                  2.3
                  "Securities"                                                               12.5
                  "Trigger Event"                                                            12.5

SECTION 1.3       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Commission;

                  "indenture securities" means the Notes;

                  "indenture security holder" means a holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company or any other obligor on the Notes.

         All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4       Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) the male, female and neuter genders include one another.

                                   ARTICLE 2

                                    THE NOTES

SECTION 2.1       Form and Dating.

         (a) Global Securities. The Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Notes, dated March 27, 2002, among the Company and the Initial Purchasers (the "Purchase Agreement").

         The Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

(c) Definitive Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes in definitive form. If applicable, certificated Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.6(c).

SECTION 2.2       Execution and Authentication.

         One Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Notes for original issue in an aggregate principal amount of $137,800,000 to the Initial Purchasers. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.7.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or integral multiples thereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3       Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Notes and this Indenture may be served by the holders of the Notes. The Registrar shall keep a register ("Register") of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article 8 and
Section 4.6, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.4       Paying Agent To Hold Money in Trust.

         The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including Liquidated Damages) on the Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Notes all money held by it as Paying Agent. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as required by applicable law. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 2.4 shall be held uninvested and without any liability for interest.

SECTION 2.5       Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Notes.

SECTION 2.6       Transfer and Exchange.

         (a) When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue, and the Trustee shall authenticate, Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.7, 9.5 or 12.2.

         The Company or the Registrar shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for (x) redemption under Section 3.3 or (y) repurchase under Section 4.6 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer of any Notes surrendered for repurchase pursuant to
Section 4.6.

         All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.1(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

         Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         In the event that a Global Security is exchanged for Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such exchange may occur, and such Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Notes in definitive form of the same aggregate principal amount as the Global Security or the Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

         (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Notes, the Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any registration of transfer or exchange of Securities.

         (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

         (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7       Replacement Notes.

         If the holder of a Note claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Note, the holder of a Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Note.

         The Trustee or any authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note, which has matured or is about to mature, or has been called for redemption pursuant to Article 3, submitted for repurchase pursuant to Section 4.6 or is about to be converted into Common Shares pursuant to Article 12, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.

SECTION 2.8       Outstanding Notes.

         The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code).

         If Notes are considered paid under Section 4.1 or converted under
Article 12, they cease to be outstanding, and interest (and Liquidated Damages, if any) on them ceases to accrue.

         Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.9     When Notes Owned by the Company or an Affiliate are Disregarded.

         In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10      Temporary Notes.

         (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in definitive form only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security or interest therein that is transferable to the beneficial owners thereof in the form of certificated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary shall direct. Any Notes in the form of certificated Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(c), bear the Restricted Securities Legend set forth in Exhibit A hereto.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

SECTION 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. The Trustee shall dispose of canceled Notes in accordance with its then customary procedures, unless the Company shall otherwise direct in writing. The Company may not issue new Notes to replace Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to
Article 12 hereof, (ii) submitted for redemption pursuant to Article 3 hereof or
(iii) submitted for repurchase pursuant to Section 4.6 hereof (unless revoked).

SECTION 2.12      Defaulted Interest.

         If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13      CUSIP Number.

         The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of repurchase as a convenience to holders of Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that neither the Trustee nor any Registrar shall have any liability as to the correctness or accuracy of any CUSIP number so printed in the notice. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14      Regulation S.

         The Company agrees that it will refuse to register any transfer of Notes or any Common Shares issued upon conversion of Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Notes which do not bear a Restricted Securities Legend or to any Common Shares evidenced by certificates which do not bear a Restricted Common Share Legend.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.1       Optional Redemption.

         The Company may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in each of the Notes. Any redemption shall be made pursuant to paragraph 5 of the Notes and this Article 3.

SECTION 3.2       Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall furnish to the Trustee, at least 15 (25 if less than all of the then outstanding Notes are to be redeemed or if the Company requests the Trustee to give notice of redemption pursuant to Section 3.4) days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes (if less than all) to be redeemed, (iv) the Redemption Price and (v) the CUSIP number of the Notes being redeemed.

SECTION 3.3       Selection of Notes To Be Redeemed.

         If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or quoted or, if the Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 15 days before the Redemption Date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Notes that has a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

         Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

         If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

SECTION 3.4       Notice of Redemption.

         At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption to each holder whose Notes are to be redeemed, at such holder's registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that interest and Liquidated Damages, if applicable, on Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture);

                  (6) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                  (7) the aggregate principal amount of Notes (if less than all) that are being redeemed;

                  (8) the CUSIP number of the Notes (provided that the disclaimer permitted by Section 2.13 may be made);

                  (9) the name and address of the Paying Agent;

                  (10) that Notes called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

                  (11) that in the case of Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date.

         The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Note.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense.

SECTION 3.5       Effect of Notice of Redemption.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Note.

SECTION 3.6       Deposit of Redemption Price.

         On or before 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest (including Liquidated Damages) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

         On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price, interest and Liquidated Damages, if applicable, will cease to accrue on the principal amount of the Notes or portions thereof called for redemption and for which funds have been set apart for payment, and such Notes, or portions thereof, shall cease after the close of business on the business day immediately preceding the Redemption Date to be convertible into Common Shares and, except as provided in this Section 3.6 and
Section 8.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest and Liquidated Damages, if any, to (but excluding) the Redemption Date. In the case of Notes or portions thereof redeemed on a Redemption date which is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date.

SECTION 3.7       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the holder of a Note a new Note equal in principal amount to the unredeemed portion of the Note surrendered, at the expense of the Company, except as specified in Section 2.6.

SECTION 3.8       Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the

Company to pay the Redemption Price of such Notes, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE 4

                                    COVENANTS

SECTION 4.1       Payment of Notes.

         The Company shall pay the principal of or premium, if any, and interest (including Liquidated Damages, if any) on, the Notes on the dates and in the manner provided in the Notes. Principal, interest and the Fundamental Change Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, premium, if any, interest (including Liquidated Damages) or the Fundamental Change Payment then due; provided, however, that money held by the Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article 11 hereof or the payment of which to the holders of the Notes is prohibited by Article 11 shall not be considered to be designated for the payment of any principal of or interest on the Notes within the meaning of this Section 4.1. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on
(i) overdue principal, at the rate borne by Notes, compounded semiannually; and
(ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.2 Rule 144A Information; Periodic Reports to the Trustee.

         So long as any of the Notes or Common Shares issuable upon conversion of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the

Company will, during any period in which it is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act, provide to each holder and beneficial owner of such restricted securities and to each prospective purchaser (as designated by such holder or beneficial owner) of such restricted securities, upon the request of such holder or beneficial owner or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

         The Company shall provide to the Trustee such documents, reports and information as required by TIA Section 314 (if any) in the form, in the manner and at the times required by TIA Section 314. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.3       Compliance Certificate.

         The Company shall deliver to the Trustee within 120 days after the end of its respective fiscal year, an Officers' Certificate stating that neither of the signers thereof has any knowledge, after due investigation during the preceding fiscal year made under the supervision of the signing officers, of any Default or Event of Default (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). As of the date hereof, the fiscal year of the Company ends on December 31.

         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.4       Maintenance of Office or Agency.

         The Company shall maintain or cause to be maintained the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.5       Continued Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.6       Repurchase Upon Fundamental Change.

         Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date") prior to the Maturity Date, the Company shall notify the holders of Notes in writing of such occurrence and shall make an offer (the "Fundamental Change Offer") to repurchase all Notes then outstanding at a repurchase price in cash (the "Fundamental Change Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Fundamental Change Payment Date (as defined below).

         Notice of a Fundamental Change shall be mailed by or at the direction of the Company to the holders of Notes as shown on the Register and to beneficial owners as required by law not more than 30 days after the applicable Fundamental Change Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. During the period specified in such notice, holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Notes properly tendered pursuant to this Section on or before the day (the "Fundamental Change Payment Date") which shall be the 60th day after the date of the notice of the applicable Fundamental Change.

         The notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state:

         (a) that a Fundamental Change Offer is being made pursuant to this
Section 4.6 and that all Notes will be accepted for payment;

         (b) a brief description of the event, transaction or transactions that constitute the Fundamental Change;

         (c) the Fundamental Change Payment for each Note and the Fundamental Change Payment Date;

         (d) that any Note not accepted for payment will continue to accrue interest and Liquidated Damages, if applicable, in accordance with the terms thereof;

         (e) that, unless the Company defaults on making the Fundamental Change Payment, any Note accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest and Liquidated Damages, if applicable, on the Fundamental Change Payment Date and no further interest or Liquidated Damages shall accrue on or after such date;

         (f) that holders electing to have Notes repurchased pursuant to a Fundamental Change Offer will be required to deliver, no later than the 60th day after the date of the Company's notice described in this paragraph, a repurchase notice electing to require the Company to repurchase all or some portion of the Notes held by such holder, which notice shall state (i) the name of the holder,
(ii) the principal amount of Notes the holder is delivering for purchase, which must be $1,000 or integral multiples thereof and (iii) the Note certificate number (if any);

         (g) that holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Payment Date, a facsimile transmission or letter setting forth (i) the name of the holder, (ii) the principal amount of Notes the holder delivered for purchase, (iii) the Note certificate number (if any) delivered,
(iv) a statement that such holder is withdrawing his election to have such Notes purchased, (v) the principal amount of Notes being withdrawn, (vi) the Note certificate number (if any) being withdrawn and (vii) the principal amount of Notes that remains subject to the Fundamental Change Offer, if any;

         (h) that holders whose Notes are repurchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered provided that the unpurchased portion shall be in an authorized denomination;

         (i) the instructions that holders must follow in order to tender their Notes; and

         (j) that in the case of a Fundamental Change Payment Date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

         On the Fundamental Change Payment Date, the Company shall accept for payment all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Fundamental Change Offer. Prior to 10:00 a.m., New York City time, on the business day following the Fundamental Change Payment Date, the Company shall deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Notes or portions thereof so tendered and accepted, and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Notes or portions thereof tendered to and accepted for payment by the Company. Promptly following the later of (i) the Fundamental Change Payment Date and (ii) the time of book-entry transfer or physical delivery of Notes by a holder, the Paying Agent shall mail or deliver the Fundamental Change Payment to such holder of Notes so accepted and the Trustee shall, as soon as reasonably practicable, authenticate and mail or cause to be transferred by book-entry to such holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that such holder shall have delivered to the Paying Agent, by book-entry transfer or physical delivery, the Notes, together with necessary endorsements; provided, further, that such new Notes will be in a principal amount of $1,000 or integral multiples thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

         In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 12.6 applies in which the Common Shares of the Company are changed or exchanged into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 95% of the aggregate fair market value of such stock, securities or other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Notes to cause the Company to repurchase Notes following a Fundamental Change, including the applicable provisions of this Section 4.6 and the definitions of Fundamental Change, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Shares of the Company (in lieu of the Company and the Common Shares of the Company).

         There shall be no purchase of any Notes pursuant to this Section 4.6 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required Fundamental Change repurchase notice) and is continuing, an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Notes). The Paying Agent will promptly return to the respective holders any Notes (x) with respect to which a Fundamental Change repurchase notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Notes) in which case upon such return the Fundamental Change repurchase notice with respect thereto shall be deemed to have been withdrawn.

         The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Notes to tender their Notes.

SECTION 4.7       Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.8       Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.9       Taxes.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.10      Investment Company Act.

         As long as any Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.1       When the Company May Merge, Etc.

         The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any person or entity unless:

         (a) either

                  (i) the Company shall be the surviving or continuing corporation; or

                  (ii) the entity or person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety

                  (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

                  (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of or premium, if any, interest and Liquidated Damages, if any, on, all of the Notes and the performance of every covenant of the Notes and this Indenture and the Registration Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Notes upon a

Fundamental Change in accordance with the penultimate paragraph of Section 4.6 and conversion rights in accordance with Section 12.6 to the extent required by such Sections;

         (b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

         (c) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2       Successor Corporation Substituted.

         Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.1, the successor person formed by such consolidation, or share exchange or into which the Company is merged or to which such assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

SECTION 5.3       Purchase Option on Fundamental Change.

         This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.6.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1       Events of Default.

         An "Event of Default" with respect to any Notes occurs if:

         (a) the Company defaults in the payment of principal of or premium, if any, on, the Notes when due at maturity, upon repurchase, upon acceleration or otherwise otherwise, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to Article 3; or

         (b) the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture) of any installment of interest or Liquidated Damages on the Notes when due (including any interest or Liquidated Damages payable in connection with a repurchase pursuant to Section 4.6 or in connection with any optional redemption payment pursuant to Article 3) and such default continues for 30 days or more; or

         (c) the Company defaults (other than a default set forth in clauses (a) and (b) above and clauses (d) and (e) below) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice from the Trustee; or

         (d) the Company defaults in the payment of the Fundamental Change Payment in respect of the Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture; or

         (e) the Company fails to provide timely notice of any Fundamental Change in accordance with Section 4.6; or

         (f) (A) one or more defaults in the payment of principal of or premium, if any, on any Indebtedness aggregating $10.0 million or more, when the same becomes due and payable at the final scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of receipt of written notice by the Company from the Trustee or by the Company and the Trustee from any holder of Notes (a "Notice of Default") or (B) any Indebtedness aggregating $10.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the final scheduled maturity thereof and such acceleration is not waived, rescinded or annulled within a 30-day period after a Notice of Default; or

         (g) failure by the Company or any Material Subsidiary to pay a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary, which judgment or judgments remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 120 days, provided that the aggregate amount of all such judgments exceeds $10,000,000; or

         (h) the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (iv) makes a general assignment for the benefit of its creditors;

                   (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (i) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company in an involuntary case,

             (ii)  appoints a Custodian of the Company, or

             (iii) orders the liquidation of the Company,

and in any case, the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         In the case of any Event of Default, pursuant to the provisions of this
Section 6.1, occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, upon the acceleration of the Notes notwithstanding anything contained in this Indenture or in the Notes to the contrary.

         If an Event of Default occurs prior to any date on which the Company is prohibited from redeeming the Notes, pursuant to paragraph 5 of the Notes, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2 Acceleration.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.1) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Notes to be due and payable; provided, that such amount shall not be declared due and payable unless the Trustee shall have given at least three (3) days prior notice thereof to the Designated Senior Lender. Upon such declaration, such principal amount, and accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary, but subject to the provisions of Article 11 hereof. If any Event of Default with respect to the Company specified in clauses (h) or (i) of
Section 6.1 occurs, all unpaid principal of and accrued and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding shall become automatically due and payable, subject to the provisions of Article 11 hereof without any declaration or other act on the part of the Trustee or any holder of Notes.

         The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or premium, if any, interest and Liquidated Damages, if any, on, the Notes which has become due solely by virtue of such acceleration) have been cured or waived, the amounts payable to the Trustee under Section 7.7 shall have been paid and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.3 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or premium, if any, interest or Liquidated Damages, if applicable, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

         Subject to Section 6.2, the holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (other than the non-payment of principal of and interest and Liquidated Damages, if any, on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Notes or with respect to a failure to purchase any Notes tendered pursuant to Section 4.6 hereof. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5 Control by Majority.

         The holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.1) to ascertain whether or not such actions of forbearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the next to last paragraph of Section 6.1 unless directed to do so pursuant to this Section 6.5. Notwithstanding anything to the contrary contained in this Indenture, holders of Notes may enforce their rights under this Indenture or the Notes only as provided herein.

SECTION 6.6 Limitation on Suits.

             A holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

                          (1) the holder gives to the Trustee notice of a
continuing Event of Default;

                          (2) the holders of at least 25% in principal amount of
the then outstanding Notes make a request to the Trustee to pursue the remedy;

                          (3) such holder or holders offer and, if requested,
provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                          (4) the Trustee does not comply with the request
within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                          (5) during such 60-day period the holders of a
majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A holder of a Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.7 Rights of Holders To Receive Payment.

         Subject to the provisions of Article 11 hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Note to receive payment of principal of or premium, if any, interest and Liquidated Damages, if any, on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of the holder of a Note.

SECTION 6.8 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(a), (b) or (d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 7.7.

SECTION 6.9 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. The Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal of, and interest and Liquidated Damages, if any, on, the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7.) and of the holders of the Notes allowed in such judicial proceedings; and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holder of Notes, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10          Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         (a) First: to the Trustee for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

         (b) Second: to holders of Senior Debt to the extent required by Article 11;

         (c) Third: to holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

         (d)      Fourth:  to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Notes.

SECTION 6.11          Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.7 or a suit by holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                   THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.1           Duties of the Trustee.

         (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default known to the
Trustee:

             (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) or paragraph (e) of this Section;

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or any other officer of the Trustee to whom such matter is referred, because of such person's knowledge of and familiarity with the particular subject, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, including, without limitation, the provisions of Section 6.5 hereof, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 Rights of the Trustee.

         (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

         (b) Any request, direction, order or demand of the Company shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.5(j).

SECTION 7.3 Individual Rights of the Trustee.

         Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.4 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Note a notice of the Default or Event of Default within 60 days after such Default or Event of Default occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.1(a), (b) or (d) or a Trust Officer of the Trustee shall have received written notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Notes. Except in the case of a Default or Event of Default in payment of principal or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a trust committee of its officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

SECTION 7.6 Reports by the Trustee to Holders.

         Within 60 days after May 15, beginning May 15, 2002, the Trustee shall mail to holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to holders of Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Notes are listed. The Company shall timely notify the Trustee when the Notes are listed or quoted on any stock exchange or securities market.

SECTION 7.7 Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

         The Company shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee the "Indemnitees") harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, and the costs and expenses of defending any claim (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (i) execution and delivery of this Indenture, (ii) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (iii) performance under this Indenture except as set forth in the next paragraph. Any Indemnitee shall notify the Company promptly of any claim for which it may seek indemnity under this Section.

         The Company need not reimburse any expense or indemnify against any Loss incurred by the Trustee or any Indemnitee through its own negligence or willful misconduct.

         The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.7, except that held in trust to pay principal and interest and Liquidated Damages, if any, on Notes. Such liens and the Company's obligations under this Section 7.7 shall survive the termination, satisfaction and discharge of this Indenture and the resignation or removal of the Trustee for any reason.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8           Replacement of the Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any holder of a Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.9 Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10 Eligibility, Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA
Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1 Discharge of Indenture.

         When (a) the Company delivers to the Trustee for cancellation all Notes theretofore authenticated (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, interest and Liquidated Damages, if any, due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes, (ii) rights hereunder of holders of Notes to receive payments of principal of, and premium, if any, interest, Liquidated Damages, if any, on, the Notes, (iii) the obligations under Sections 2.3 and 8.5 hereof and
(iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.4, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.2 Deposited Monies to be Held in Trust by Trustee.

         Subject to Section 8.4, all monies deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article II hereof, either directly or through the Paying Agent, to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and premium, if any, interest, and Liquidated Damages, if any.

SECTION 8.3 Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.4 Return of Unclaimed Monies.

         Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or premium, if any, or interest (including Liquidated Damages) on, Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of or premium, if any, or interest (including Liquidated Damages) on, such Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as required by applicable law. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.

SECTION 8.5 Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest (including Liquidated Damages) on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1 Without the Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Notes without notice to or the consent of any holder of a Note for the purposes of:

         (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Notes.

         (b) providing for uncertificated Notes in addition to or in place of certificated Notes;

         (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company hereunder and in the Notes as permitted by Section 5.1;

         (d) providing for conversion rights and/or repurchase rights of holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.1 and/or 12.6;

         (e) reducing the Conversion Price;

         (f) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

         (g) making any changes that would provide the holders of the Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder; or

         (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

SECTION 9.2 With the Consent of Holders.

         Subject to Section 6.7, the Company and the Trustee may amend this Indenture or the Notes with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Subject to Sections 6.4 and 6.7, the holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

         However, without the consent of each holder of a Note affected, an amendment or waiver under this Section 9.2 may not:

         (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.1(a), (d), (g) or (h), alter the redemption provisions with respect thereto;

         (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, or Liquidated Damages on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

         (e) make the principal of or premium, interest or Liquidated Damages on, any Note payable in money other than as provided for herein and in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages on, the Notes;

         (g) waive a redemption payment with respect to any Notes;

         (h) except as permitted herein (including Section 9.1(a)), increase the Conversion Price or modify the provisions contained herein relating to conversion of the Notes in a manner adverse to the holders thereof; or

         (i) make any change to the abilities of holders of Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this
Section 9.2.

         To secure a consent of the holders of Notes under this Section 9.2, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to holders of Notes a notice briefly describing the amendment or waiver.

SECTION 9.3 Compliance with the Trust Indenture Act.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder's Note, even if notation of the consent is not made on any Note. However, any such holder or subsequent holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Notes have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every holder of a Note, unless it is of the type described in clauses (a) - (i) of
Section 9.2. In such case, the amendment or waiver shall bind each holder of a Note who has consented to it and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder's Note.

SECTION 9.5 Notation on or Exchange of Notes.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the holders of the Notes, except as specified in Section 2.6.

SECTION 9.6 Trustee Protected.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 10.4 hereof, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.1 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.2 Notices.

         Any notice or communication by the Company or the Trustee to the other parties is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other party's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to holders of Notes) shall be deemed to have been duly given at the time delivered by hand if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

         Any notice or communication to a holder of a Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in the notice or communication shall not affect its sufficiency with respect to other holders.

         If a notice or communication to a holder of a Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company sends a notice or communication to holders of Notes, it shall send a copy to the Trustee and each Agent at the same time.

         All notices or communications shall be in writing.

SECTION 10.3 Communication by Holders With Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA Section 312(c).

SECTION 10.4 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such person, all conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, such action is authorized or permitted by this Indenture and that all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

SECTION 10.5 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

         Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.6 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by, or a meeting of, holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7 Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a redemption date under Paragraph 5 of the Notes, is a Legal Holiday, then such date shall be the next succeeding business day.

SECTION 10.8 No Recourse Against Others.

         No director, officer, employee, shareholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this
Section 10.8.

SECTION 10.9 Counterparts.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Other Provisions.

         The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

         The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

         EDO Corporation.
         60 East 42nd Street, Suite 5010
         New York, New York  10165
         Attention:  William J. Frost
         Facsimile:  (212) 716-2050
         Telephone: (212) 716-2000

         The Trustee's address is:

         HSBC Bank USA
         452 Fifth Avenue

         New York, New York  10018
         Attention:  Issuer Services
         Facsimile:  (212) 525-1300
         Telephone:  (212) 525-1398

SECTION 10.11 Governing Law.

         The laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute) shall govern this Indenture and the Notes without giving effect to applicable principles of conflicts of law thereof.

SECTION 10.12 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13 Successors.

         All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14 Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11

                                  SUBORDINATION

SECTION 11.1 Agreement to Subordinate.

         The Company agrees, and each holder of Notes by accepting a Note agrees, that the indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.2 Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest and Liquidated Damages, if any, after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other payment satisfactory to the holders of the Senior Debt before holders of Notes shall be entitled to receive any payment with respect to the Notes; and

                  (2) until all Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Notes would be entitled but for this Article 11 shall be made to holders of Senior Debt, as their interests may appear.

SECTION 11.3          Default on Senior Debt and/or Designated Senior Debt.

         Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or premium, if any, interest or Liquidated Damages, if any, on, or other amounts due on the Notes (including without limitation the making of a deposit pursuant to Section 3.6 or 4.6), and no redemption, repurchase, or other acquisition of the Notes, shall be made by or on behalf of the Company unless:

         (a) full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Senior Debt has been made pursuant to the terms of the instruments governing such Senior Debt; and

         (b) at the time for, and immediately after giving effect to, such payment, redemption, repurchase or other acquisition, there shall not exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable.

         In addition, if the Trustee shall receive written notice from the holders of Designated Senior Debt or their Representative (a "Payment Blockage Notice") that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable, then, anything in this Indenture to the contrary notwithstanding, no payment on account of the principal of or premium, if any, interest or Liquidated Damages, if any, on or any other amounts due on the Notes (including without limitation the making of a deposit pursuant to Section 3.6 or 4.6), and no redemption, repurchase or other acquisition of the Notes, shall be made by or on behalf of the Company during the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders or the Representative of the holders of such Designated Senior Debt) on the earlier of (i) the date on which such default shall have been cured or waived and (ii) 180 days from the receipt of the Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 11.1 and the first sentence of this Section 11.3), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

SECTION 11.4 Acceleration of Notes.

         In the event of the acceleration of the Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Notes in respect of Obligations with respect to Notes and may not acquire or purchase from the Trustee or any holder of Notes any Notes until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt of the acceleration.

SECTION 11.5 When Distribution Must Be Paid Over.

         In the event that the Trustee, any holder of Notes or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Notes in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or the representative(s), to the extent necessary to make payment in full in cash or other payment satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided that the foregoing shall apply to the Trustee only if a Trust Officer of the Trustee has actual knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.6 Notice by Company.

         The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or the purchase of any Notes by the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 11.7 Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on the Notes.

SECTION 11.8 Relative Rights.

         This Article defines the relative rights of holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of or premium, if any, and interest (including Liquidated Damages) on the Notes in accordance with their terms;

                  (2) affect the relative rights of holders of Notes and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 6.2 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Notes.

         If the Company fails because of this Article to pay principal of or interest (including Liquidated Damages) on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.9 Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder of Notes or by the failure of the Company or any such holder to comply with this Indenture.

SECTION 11.10 Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative(s).

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11 Rights of Trustee and Paying Agent.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 11.4), and the Trustee may continue to make payments on the Notes, unless a Trust Officer shall have received at least two business days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice.

         Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12 Authorization to Effect Subordination.

         Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

SECTION 11.13 Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any subsidiary of the Company if it or such subsidiary acts as Paying Agent.

SECTION 11.14 Senior Debt Entitled to Rely.

         The holders of Senior Debt shall have the right to rely upon this
Article 11, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders unless such holders and the Designated Senior Lender shall have agreed in writing thereto.


SECTION 11.15 Permitted Payments.

         Notwithstanding anything to the contrary in this Article 11, the holders of Notes may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 8.1 hereof; provided, however, no amounts shall be deposited with the Trustee in trust pursuant to Section 8.1 hereof if all Designated Senior Indebtedness has not been paid in full in cash or if the Designated Senior Lender has not given prior written approval of such deposit.

SECTION 11.16 No Waiver of Subordinated Provisions.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

                                   ARTICLE 12

                               CONVERSION OF NOTES

SECTION 12.1 Right to Convert.

         Subject to and upon compliance with the provisions of this Indenture, each holder of Notes shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date (except that (a) with respect to any Note or portion thereof which is called for redemption prior to such date, such right will terminate, except as provided in the fourth paragraph of Section 12.2, at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on the close of business on the Fundamental Change Payment Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with section 4.6) to convert the principal amount of any Note held by such holder, or any portion of such principal amount which is $1,000 or integral multiples thereof, into that number of fully paid and non-assessable Common Shares (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 12.2. Notes in respect of which a holder has delivered a Fundamental Change repurchase notice exercising the option of such holder to require the Company to repurchase such Notes may be converted only if the Fundamental Change repurchase notice is withdrawn in accordance with the terms of this Indenture. A holder of Notes is not entitled to any rights of a holder of Common Shares until such holder of Notes has converted his or her Notes to Common Shares, and only to the extent such Notes are deemed to have been converted to Common Shares under this Article 12.

SECTION 12.2 Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment for Interest or Dividends.

         To exercise, in whole or in part, the conversion privilege with respect to any Note, the holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.4, accompanied by the funds, if any, required by the final paragraph of this
Section 12.2 and a duly signed and completed written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Notes elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 12.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Notes or his or her duly authorized attorney. The holder of such Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Shares on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Shares in a name other than the same name as the registration of such Note. The date on which the holder of Notes satisfies each of the requirements provided in this paragraph shall be referred to as the "Conversion Date."

         No later than the second business day after the Conversion Date, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.4, (1) a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Note and (2) a check or cash in an amount calculated pursuant to Section 12.3 in respect of any fractional interest in respect of a Common Share arising upon such conversion no later than the tenth business day after the Conversion Date.

         Certificates representing Common Shares will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Note of a denomination of integral multiples greater than $1,000 is surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the applicable Conversion Date, and the person in whose name any certificate or certificates for Common Shares are issuable upon such conversion shall be deemed to have become on the applicable Conversion Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note is surrendered.

         Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless such Note or portion thereof being converted has been called for redemption pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 3.4) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest or Liquidated Damages, if applicable, on the Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Note at the close of business on such record date; provided, however, that if the Company defaults in the payment of interest or Liquidated Damages, if applicable, on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.2, no adjustment shall be made for interest and Liquidated Damages, if any, accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 12.

SECTION 12.3 Cash Payments in Lieu of Fractional Shares.

         No fractional Common Shares or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price of the Common Shares on the last Trading Day prior to the Conversion Date.

SECTION 12.4 Conversion Price.

         The conversion price shall be as specified in Paragraph 14 of the form of Note attached as Exhibit A hereto, subject to adjustment as provided in this
Article 12.

SECTION 12.5 Adjustment of Conversion Price.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in Section 12.5(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) If the Company shall issue rights or warrants to all or substantially all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in Section 12.5(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 12.5(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 12.5(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.5(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 12.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12.5(g) to the extent possible.

         Notwithstanding any other provision of this Section 12.5(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12.5(d) if the Company makes proper provision so that each holder of Notes who converts a Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such
Note into Common Shares.

         Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such Common Shares;
(ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 12.5(d) (and no adjustment to the Conversion Price under this Section 12.5(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12.5(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 12.5(d) and Sections 12.5(a) and (c), any dividend or distribution to which this Section 12.5(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which Section 12.5(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares or rights or warrants to which Section 12.5(c) applies (and any Conversion Price reduction required by this Section 12.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Price reduction required by Sections 12.5(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12.5(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 12.5(c) and (B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.5(a)).

         (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Shares (excluding any cash that is distributed upon a merger, share exchange or consolidation to which Section 12.6 applies or as part of a distribution referred to in Section 12.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Shares within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12.5(f) has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 12.5(g)) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of Common Shares outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Share on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Shares as to which the Company makes the election permitted by Section 12.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 12.5(e).

         (f) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Shares expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Shares, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.5(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of the Common Shares within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.5(e) has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 12.5(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.5(f).

         (g) For purposes of this Section 12.5, the following terms shall have the meaning indicated:

                  (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                  (2) "Current Market Price" means the average of the daily closing prices per Common Share for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12.5(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.5(a), (b),
(c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 12.5(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12.5(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per Common Share for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.5(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.5(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Notes at his or her last address appearing on the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 12.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         No adjustment need be made for a change in the par value or no par value of the Common Shares.

         (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

         (l) For purposes of this Section 12.5, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

         (m) In lieu of making any adjustment to the Conversion Price pursuant to Section 12.5(e), the Company may elect to reserve an amount of cash for distribution to the holders of Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the Common Shares and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Notes into Common Shares, together with any interest accrued with respect to such amount, in accordance with this Section 12.5(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount that the holders of Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Notes into Common Shares. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee pursuant to arrangements reasonably satisfactory to the Trustee in U.S. Government Obligations with a maturity not more than three
(3) months from the date of issuance. Upon conversion of Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Common Shares issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Note into Common Shares, along with such holder's pro-rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this
Section 12.5(m), the Company shall give or shall cause to be given notice to all holders of Notes of such election, which notice shall state the amount of cash per $1,000 principal amount of Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Notes as a consequence of the Company having made such election.

SECTION 12.6 Effect of Reclassification, Consolidation, Merger or Sale.

         If any of the following events occur: (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized Common Shares available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each Common Share in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 12.6, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes at his or her address appearing on the Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 12.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

         If this Section 12.6 applies to any event or occurrence, Section 12.5 shall not apply.

SECTION 12.7 Taxes on Shares Issued.

         The issue of stock certificates on conversions of Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 12.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Shares.

         The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such Common Shares at such adjusted Conversion Price.

         The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company further covenants that as long as the Common Shares are listed on the New York Stock Exchange, or its successor, the Company shall cause all Common Shares issuable upon conversion of the Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Shares become quoted on the Nasdaq National Market or listed on any other national securities exchange, the Company shall cause all Common Shares issuable upon conversion of the Notes to be so quoted or listed and kept so quoted or listed.

SECTION 12.9 Responsibility of Trustee.

         The Trustee shall not at any time be under any duty of responsibility to any holders of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this
Article 12. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Notes upon the conversion of their Notes after any event referred to in such Section 12.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 12.10 Notice to Holders Prior to Certain Actions.

         If

         (a) the Company declares a dividend (or any other distribution) on its Common Shares (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to
Section 12.5 as to which the Company has made an election in accordance with
Section 12.5(m)); or

         (b) the Company authorizes the granting to all or substantially all of the holders of its Common Shares of rights or warrants to subscribe for or purchase any share of any class of Common Shares or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 12.5(d)); or

         (c) there is any reclassification of the Common Shares (other than a subdivision or combination of outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

         (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 12.11 Restriction on Common Shares Issuable Upon Conversion.

         (a) Common Shares to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Securities, and the certificate representing such Common Shares shall bear the Restricted Common Share Legend unless removed in accordance with Section 12.11(c).

         (b) If (i) Common Shares to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Note or (ii) Common Shares represented by a certificate bearing the Restricted Common Share Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Shares a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such Common Shares, and neither the transfer agent nor the registrar for the Common Shares shall be required to register any transfer of such Common Shares not so accompanied by a properly completed certificate.

         (c) Except in connection with a Shelf Registration Statement, if certificates representing Common Shares are issued upon the registration of transfer, exchange or replacement of any other certificate representing Common Shares bearing the Restricted Common Share Legend, or if a request is made to remove such Restricted Common Share Legend from certificates representing Common Shares, the certificates so issued shall bear the Restricted Common Share Legend, or the Restricted Common Share Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Common Shares are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Shares to countersign and deliver certificates representing Common Shares that do not bear the legend.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                      EDO CORPORATION

                                      By:/s/ James M. Smith
                                        --------------------------------------
                                      Name:  James M. Smith
                                      Title: President and CEO

                                      HSBC BANK USA, as Trustee



                                      By: /s/ Deirdra N. Ross
                                        --------------------------------------
                                      Name:  Deirdra N. Ross
                                      Title: Assistant Vice President

No. _______                                                           $_________
                                                               CUSIP 281347 AC 8

                                 EDO CORPORATION

                  5.25% CONVERTIBLE SUBORDINATED NOTE DUE 2007

      EDO Corporation promises to pay to

      or registered assigns,

      the principal sum of                                 on April 15, 2007

      Interest Payment Dates: April 15 and October 15, commencing October 15,
      2002

      Regular Record Dates: April 1 and October 1.

                                          EDO CORPORATION

                                          By:
                                             ---------------------------------
                                          Title:


                          Certificate of Authentication

     This is one of the Notes described in the within-mentioned Indenture.

                                          HSBC Bank USA,
                                          as Trustee

                                          By:
                                             ---------------------------------
                                          Authorized Officer
                                          Dated:

                               (Back of Security)

                                 EDO CORPORATION

                  5.25% CONVERTIBLE SUBORDINATED NOTE DUE 2007

         1. Interest. EDO Corporation, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2002. Interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from April 2, 2002. Interest (including any Liquidated Damages) will be computed on the basis of a 360-day year composed of twelve 30-day months.

         2. Method of Payment. The Company will pay interest (and Liquidated Damages, if any) on the Notes (except defaulted interest) to the person in whose name each Note is registered at the close of business on the April 1 or October 1 immediately preceding the relevant interest payment date (each a "Regular Record Date") (other than with respect to a Note or portion thereof called for redemption on a Redemption Date , or repurchased in connection with a Fundamental Change on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date, in which case accrued interest (and Liquidated Damages, if any) shall be payable (unless such Note or portion thereof is converted) to the holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). The holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and premium, if any, and interest (including Liquidated Damages, if any) on, the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, premium, if any, and interest (including Liquidated Damages, if any) by check payable in such money, and may mail such check to the holders of the Notes at their respective addresses as set forth in the Register of holders of Notes.

         3. Paying Agent and Registrar. HSBC Bank USA (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of April 2, 2002 (the "Indenture") by and among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured subordinated obligations of the Company limited to (except as otherwise provided in the Indenture) $125,000,000 in aggregate principal amount, unless an election has been made as set forth in Article 2 of the Indenture to increase such aggregate principal amount to an amount not to exceed $12,800,000. Capitalized terms not defined below have the same meaning as is given them in the Indenture.

         5. Optional Redemption. On or after April 20, 2005, the Company shall have the option to redeem the Notes, in whole or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), if redeemed during the twelve month period beginning April 15 of each year indicated (April 20, 2005, in the case of the first such year) plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

                                                            Redemption
                Year                                          Price
                ----                                          -----
                2005.......................................   102.10%

                2006.......................................   101.05%

                  and 100% at April 15, 2007.

                  Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or quoted, or, if the Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. On and after the redemption date, interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption (unless the Company defaults in the payment of the redemption price). If this
Note is redeemed on a date which is also an Interest Payment Date, the interest payment (and Liquidated Damages, if any) due on such date will be paid to the person in whose name this Note is registered at the close of business on the relevant record date.

         6. Fundamental Change. Upon the occurrence of a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all outstanding Notes at a price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Fundamental Change Offer, the holder hereof must comply with the terms thereof, including surrendering this Note, with the "Option of Holder to Elect Repurchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Fundamental Change Offer mailed to holders as provided in the Indenture, prior to termination of the Fundamental Change Offer.

         7. Subordination. The Company's payment of the principal of, or premium, if any, and interest (including Liquidated Damages, if any) on, the Notes is subordinated to the prior payment in full of the Company's Senior Debt as set forth in the Indenture. Each holder of Notes by his or her acceptance hereof covenants and agrees that all payments of the principal of, or premium, if any, and interest (including Liquidated Damages, if any) on the Notes by the Company shall be subordinated in accordance with the provisions of Article 11 of the Indenture, and each holder of Notes accepts and agrees to be bound by such provisions.

         8. Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Note or portion of a Note submitted for redemption or repurchase. Also the Company or the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or repurchased.

         9. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

         10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes.

         Without the consent of any holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Notes; (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes as permitted by
Section 5.1 of the Indenture; (d) provide for conversion rights and/or repurchase rights of holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.1 and/or 12.6 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         Without the consent of each holder affected, an amendment or waiver may not: (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or premium on or change the fixed maturity of any Note or, except as permitted pursuant to clause
(a), (d), (g) or (h) of the immediately preceding paragraph, alter the provisions with respect to the redemption of the Notes; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, or Liquidated Damages, if any, on any Notes; (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or premium, if any, interest or Liquidated Damages, if any, on, any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes; (g) waive a redemption payment with respect to any Note; (h) except as permitted by the Indenture (including Section 9.1(a)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the holders thereof or (i) make any change to the ability of holder of Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (h) of Section 9.2 of the Indenture.

         11. Defaults and Remedies. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on, the Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest or Liquidated Damages on the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default by the Company for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (d) default in the payment of the Fundamental Change Payment in respect of the Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (e) failure to provide timely notice of a Fundamental

                  Change; (f) (i) one or more defaults in the payment of principal of or premium, if any, on any Indebtedness aggregating $10.0 million or more, when the same becomes due and payable at the final scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after a Notice of Default or (ii) any Indebtedness aggregating $10.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the final scheduled maturity thereof and such acceleration is not waived, rescinded or annulled within a 30-day period after a Notice of Default; (g) failure by the Company or any Material Subsidiary to pay a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 120 days, provided that the aggregate amount of all such judgments exceeds $10,000,000; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Notes become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, premium, if any, interest or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

         12. Trustee Dealings with the Company. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

         13. No Recourse Against Others. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

         14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

         16. Conversion. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Note or any portion hereof (a) called for redemption prior to such date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the redemption price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) is subject to a duly completed election for repurchase, on or before the close of business on the Fundamental Change Payment Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or integral multiples thereof, into that number of fully paid and non-assessable common shares of the Company ("Common Shares") obtained by dividing the principal amount of the Note or portion thereof to be converted by the conversion price of $31.26 per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the Common Shares to be issued on conversion are to be issued in any name other than that of the registered holder of this Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest or Liquidated Damages accrued hereon or for dividends on

                  Common Shares delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets.

         The Company shall not issue fractional shares or scrip representing fractions of Common Shares upon any such conversion, but shall pay cash in lieu of such fractional shares in the manner described in the Indenture.

         17. Registration Agreement. The holder of this Note is entitled to the benefits of a Registration Agreement, dated as of April 2, 2002, by and among the Company and the Initial Purchasers (the "Registration Agreement"). Pursuant to the Registration Agreement, the Company has agreed for the benefit of the holders of the Notes and the Common Shares issued and issuable upon conversion of the Notes, that (i) it will, at its cost, within 60 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Notes and the Common Shares issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 150 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Notes are issued upon exercise of the Initial Purchasers' over-allotment option, (b) the date on which the Notes or the Common Shares issuable upon conversion thereof may be sold by persons who are not "affiliates" (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, (c) the date as of which all of the Notes or the Common Shares issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and (d) the date as of which all the Notes or the Common Shares issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

         If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 60 days, or has not been declared effective by the Commission within 150 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 90 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any

Notes are issued upon exercise of the Initial Purchasers' over-allotment option (each such event referred to in clauses (i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities which has complied with its obligations under the Registration Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Notes or $2.50 per annum per 31.98976 shares of Common Shares (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Notes or $5.00 per annum per 31.98976 shares of Common Shares (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Agreement), and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

         "Transfer Restricted Securities" means each Note and each Common Share issuable on conversion thereof until the date on which such Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force).

         Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 45 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

         The above description of certain provisions of the Registration Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Agreement.

         The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Agreement. Requests may be made to: EDO Corporation, 60 East 42nd Street, Suite 5010, New York, New York 10165, Attention: William J. Frost.